Exhibit 10.11

COLORADO GOLDFIELDS, INC.
2008 STOCK INCENTIVE PLAN

SECTION 7.	Payment For Shares	7
(a)	General Rule.	7
(b)	Surrender of Stock.	7
(c)	Exercise/Sale.	7
(d)	Exercise/Pledge.	7

SECTION 8.	Adjustment Of Shares; Reorganizations and Liquidations	7
(a)	General	7
(b)	Mergers and Consolidations.	7
(c)	Dissolution or Liquidation.	8
(d)	Reservation of Rights.	8

SECTION 9.	Securities Law Requirements	9

SECTION 10.No Retention Rights		9

SECTION 11.Duration and Amendments		9
(a)	Term of the Plan.	9
(b)	Right to Amend or Terminate the Plan	9
(c)	Effect of Amendment or Termination	9

SECTION 12. Withholding Taxes		10
(a)	General	10
(b)	Share Withholding	10

SECTION 13. Definitions		10

SECTION 14. Execution		13

COLORADO GOLDFIELDS, INC.
2008 STOCK INCENTIVE PLAN

SECTION 1. Establishment and Purpose.

           The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of qualified Employees, Outside Directors and Consultants, and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve its purpose by providing for Awards in the form of Restricted Shares or the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as Incentive Stock Options intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 13.

SECTION 2. Administration.

          (a)  Compensation Committee of the Board of Directors. The Plan may be administered by a Compensation Committee or the entire Board of Directors. If administered by a Compensation Committee, such committee shall consist of at least three members of the Board of Directors who have been appointed by the Board of Directors, all of whom shall be Outside Directors. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Compensation Committee (if any) to whom the Board of Directors has assigned a particular function.

          (b)  Authority of the Board of Directors. The Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan, but not inconsistent with (i) the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

          (c)  IRS Section 409A Limitations. Notwithstanding anything contained herein to the contrary, if at the time of a Employee’s termination of employment or service, as applicable, with the Company, (1) the Employee is a “specified employee” as defined in Section 409A of the Company and the regulations and guidance thereunder in effect at the time of such termination and (2) any of the payments or benefits provided hereunder may constitute “deferred compensation” under Section 409A of the Code, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of up to six (6) months following the date of termination of employment or service, as applicable, with the Company.

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SECTION 3. Eligibility.

          (a)  General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.

          (b)  Ten-Percent Stockholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for ISO designation unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

          (c)  Stockholder Approval. No stock option issued under the Plan shall be an ISO unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

SECTION 4. Stock Subject to the Plan.

          (a)  Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 9,600,000 Shares, subject to adjustment pursuant to Section 7. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b)  Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 5. Restricted Shares

          (a)  Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Agreement. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

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           (b)  Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Board of Directors may determine, including (without limitation) cash, full-recourse promissory notes, past services and future services, but only to the extent allowed under the laws of Nevada, or such other state that the Company may reorganize under. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash or past services rendered to the Company, as the Board of Directors may determine.

          (c)  Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or termination of employment, including by retirement or other events, which shall be consistent with the Plan and to the extent an Award of Restricted Shares is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

           (d)  Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 6.  Terms and Conditions of Options.

          (a)  Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b)  Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

          (c)  Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of a Nonstatutory Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors in its sole discretion. The Exercise Price shall be payable in a form described in Section 6.

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          (d)  Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

          (e)  Effect of Change in Control. The Board of Directors may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company except that with respect to an ISO, the acceleration of exercisability shall not occur without the Optionee's consent.

           (f)  Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

          (g)  Nontransferability. No Option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (h)  Termination of Service (Except by Death). If an Optionee's Service terminates for any reason other than the Optionee's death, then the Optionee's Options shall expire on the earliest of the following occasions:

(i)	The expiration date determined pursuant to Subsection (g) above;

(ii)	The date 30 days after the termination of the Optionee's Service for any reason other than Cause, Retirement or Disability, or such later date as the Board of Directors may determine;

(iii)	The date of the termination of the Optionee's Service for Cause, or such later date as the Board of Directors may determine; or

(iv)	The date 12 months after the termination of the Optionee's Service by reason of Retirement or Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee's Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee's Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee's Service terminated (or vested as a result of the termination).

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Notwithstanding the foregoing provisions of this Section 6(h), in the event an Option is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Termination of Service" for purposes of such Option shall be the definition of "separation from service" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

          (i)  Leaves of Absence. For purposes of Subsection (h) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

          (j)  Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee's Options shall expire on the earlier of the following dates:

(i)	The expiration date determined pursuant to Subsection (g) above; or

(ii)	The date 12 months after the Optionee's death.

All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee's death or became exercisable as a result of the death. The balance of such Options shall lapse when the Optionee dies.

          (k)  No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

          (l)  Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

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          (m)  Buyout Provisions. The Board of Directors may at any time (i) offer to buy out for a payment in cash an Option previously granted or (ii) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Board of Directors shall establish; provided however, the Board of Directors may only act in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.

          (n)  Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the grant date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and its Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed One Hundred Thousand Dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

SECTION 7. Payment For Shares.

          (a)  General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 6.

          (b)  Surrender of Stock. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

          (c)  Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

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          (d)  Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8.  Adjustment Of Shares; Reorganizations and Liquidations.

          (a)  General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future Awards, (ii) the number of Shares covered by each outstanding Option (iii) the Exercise Price under each outstanding Option, and (iv) any other equitable adjustments the Board of Directors deems necessary.

          (b)  Mergers and Consolidations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for:

(i)	The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

(ii)	The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

(iii)	The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;

(iv)	Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v)	Settlement of the full value of the outstanding Awards in cash followed by cancellation of such Awards.

     Provided, however, that to the extent an Option is subject to Section 409A of the Code, any such provisions shall be in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

          (c)  Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

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          (d)  Reservation of Rights. Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. Securities Law Requirements..

          Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 10. No Retention Rights.

          Nothing in the Plan or in any Award or Option granted under the Plan shall confer upon the Participant or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Participant or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11. Duration and Amendments.

          (a) T erm of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

          (b)  Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (i) which increases the number of Shares available for issuance under the Plan (except as provided in Section 7), or (ii) which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan unless such approval is required or deemed necessary in order to comply with any applicable federal or state laws, or rules or regulations of any stock exchange or quotation system on which the Shares are listed.

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          (c)  Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 12. Withholding Taxes.

          (a)    General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make cash payment under the Plan until such obligations are satisfied.

          (b)    Share Withholding. The Board of Directors may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

SECTION 13. Definitions.

(a)	"Award" means any award of an Option or a Restricted Share under the Plan

(b)	"Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

(c)	"Change in Control" shall mean:

	(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

	(ii)	The sale, transfer or other disposition of all or substantially all of the Company's assets; or

	(iii)	The acquisition by one person (or more than one person acting as a group) of stock possessing more than 50% of the total voting power of the Company during the 12-month period ending on the date of the most recent acquisition; or

	(iv)	The replacement of a majority of the members of the company's Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the member so the board as constituted immediately prior to the date of such appointment or election.

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A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

(d)	"Code" shall mean the Internal Revenue Code of 1986, as amended.

(e)	"Committee" shall mean the Compensation Committee of the Board of Directors, as described in Section 2(a).

(f)	"Company" shall mean Colorado Goldfields, Inc., a Colorado corporation.

(g)	"Consultant" shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

          (h)    "Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. However, in the event that an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Disability" for purposes of such Award shall be the definition of "disability" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

          (i)    "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

          (j)    "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

          (k)    "Fair Market Value" means the market price of the Common Stock as reported on the Over-the-Counter Bulletin Board System or other securities exchange or quotation system that the Common Stock is listed on at the time. If the Common Stock is not listed on a securities exchange or quotation system, then Fair Market Value shall determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

           (l)    "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

          (m)   "Nonstatutory Option" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

          (n)    "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

          (o)    "Optionee" shall mean an individual who holds an Option.

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          (p)  "Outside Director" shall mean a member of the Board of Directors who is not an Employee and who qualifies as an independent director as that term is defined by the NASDAQ Stock Market or other stock exchange or quotation system that the Company's Shares are traded upon.

          (q)  "Parent" shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

          (r)   "Plan" shall mean this Colorado Goldfields, Inc. 2008 Employees' Stock Incentive Plan.

          (s)   "Participant" means an individual or estate who holds an Award.

          (t)   "Restricted Share" means a Share awarded under the Plan.

          (u)  "Restricted Stock Agreement" means the agreement between the Company and recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

          (v)  "Service" shall mean service as an Employee, Outside Director or Consultant.

          (w)  "Share" shall mean one share of Stock, as adjusted in accordance with Section 7 (if applicable).

          (x)   "Stock" shall mean the Common Stock of the Company.

          (y)   "Stock Option Agreement" shall mean the agreement between the Company and a Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

          (z)   "Stock Purchase Agreement" shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

          (aa) "Subsidiary" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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SECTION 14. Execution.

          To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

COLORADO GOLDFIELDS, INC.

By: /s/ Todd C. Hennis
     Todd C. Hennis,
      Chief Executive Officer

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